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                                   EXHIBIT 3.6

               ARTICLES OF INCORPORATION OF UNITED NATIONAL, INC.

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             FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          NOV 21 1997

        No. 26278-97

        /s/ Dean Heller
DEAN HELLER Secretary of State

                            ARTICLES OF INCORPORATION

                                       OF

                              UNITED NATIONAL, INC.

            I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

            FIRST: The name of the corporation (hereinafter called the corporation) is
                              UNITED NATIONAL, INC.

            SECOND: The name of the corporation's resident agent in the State of Nevada is [Illegible] Services of Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City 89706. The mailing address and the street address of the said resident agent are identical.

            THIRD: The total authorized capital stock of the corporation is 50,000,000 shares of common stock, and 5,000,000 shares of preferred stock, all with a par value of $.001 each.

            No holder of any of the shares of any class of corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation, and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, etc. for such lawful consideration, and on such terms, as the Board of Directors in its discretion shall determine, without first offering the same, or any hereof, to any said holder.
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            FOURTH: The governing board of the corporation shall be styled as a
"Board of Directors", and any member of said Board shall be styled as a "Director".

            The number of members constituting the first Board ofDirectors of the corporation and the name and the post office box or street address, either residence or business, of each of said members are as follows:

      NAME:                   ADDRESS
      -----                   -------

      Donald Wilen            c/o United National, Inc.
                              100 Executive Drive
                              Brewster, NY 10509

            The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation: provided, that the number of directors shall never be less than one. In the interim between election of directors by stockholders entitled to vote all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholder entitled to vote which are not filled by said stockholders, may be filled by the remaining directors though less than a quorum.

            FIFTH: The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation as follows:

      NAME:                   ADDRESS
      -----                   -------

      B. Gould                502 East John Street
                              Carson City, NV 89706

            SIXTH: The corporation shall have perpetual existence.

            SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

            EIGHTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law and the indemnification provided for herein shall not be deemed exclusive of any other rights
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to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action another official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

            NINTH: The nature of the business or prospects or purposes proposed are to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of the State of Nevada.

            TENTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on November 21, 1997.


                              /s/ B. Gould
                              ---------------------------
                              B. Gould, Incorporator

STATE OF Nevada   )
                  ) SS.:
Carson City       )

            On this 21st day of November, 1997, personally appeared before me, a Notary Public and for the State and County aforesaid, B. Gould, known to me to be the person described and who executed the foregoing Articles of Incorporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

            WITNESS my hand and official seal, the day and year first above written.

                              /s/ Cyndy Woodgate
                              ---------------------------
                                  Notary Public

=================================================
                        CYNDY WOODGATE
  [SEAL]            NOTARY PUBLIC - NEVADA
                 Appt. Recorded in CARSON CITY
                  My Appt. Exp. May 6, 2001
=================================================

(Notarial Seal)
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                                 STATE OF NEVADA
                        OFFICE OF THE SECRETARY OF STATE

          DEAN HELLER
      Secretary of State

             FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          NOV 21 1997

        No. 26278-97

        /s/ Dean Heller
DEAN HELLER Secretary of State

                            CERTIFICATE OF ACCEPTANCE
                                OF APPOINTMENT BY
                                 RESIDENT AGENT

      IN THE MATTER OF UNITED NATIONAL, INC.
                       ---------------------------------------------------------
                                        Name of Corporation

I, CSC Services of Nevada, Inc.     with address at Suite                      ,
   --------------------------------                       ---------------------
      Name of Resident Agent

Street 502 East John Street                                                    ,
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City of Carson City            , State of Nevada, Zip Code 89706               ,
        -----------------------                            --------------------

(mailing address if different:                                                 )
                              -------------------------------------------------

hereby accept the appointment as registered agent of the above-named business entity.


November 21, 1997          By: /s/ B. Gould
                               ------------------------------
                               Signature of Resident Agent
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--------------------------------
         STATE OF NEVADA
       Secretary of State

I hereby certify that this is a
true and complete copy of
the document as filed in this
office.

           NOV 21 1997

         /s/ Dean Heller
           DEAN HELLER
       Secretary of State

       By /s/ Kari Rhodes
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